As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6166 Nancy Ridge Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan

2001 Arena Employee Stock Purchase Plan

(Full title of the plan)

General Counsel
Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, CA 92121

(Name and address of agent for service)

(858) 453-7200

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Steven M. Przesmicki, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable under 2001 Arena Employee Stock Purchase Plan, including related rights to purchase Series A Junior Participating Preferred Stock	500,000 shares	$10.91	$5,455,000	$583.69
Common Stock, par value $0.0001 per share, issuable under Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan, including related rights to purchase Series A Junior Participating Preferred Stock	6,000,000 shares	$10.91	$65,460,000	$7,004.22
Total	6,500,000 shares	$10.91	$70,915,000	$7,587.91

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 26, 2006, as reported by the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Arena Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

1.                 Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 7, 2006;

2.                 Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed on May 10, 2006;

3.                 Current Report on Form 8-K filed on January 24, 2006;

4.                 Current Report on Form 8-K filed on January 27, 2006;

5.                 Current Report on Form 8-K filed on February 3, 2006;

6.                 Current Report on Form 8-K filed on March 20, 2006;

7.                 Current Report on Form 8-K filed on March 29, 2006;

8.                 Current Report on Form 8-K filed on April 19, 2006;

9.                 Current Report on Form 8-K filed on May 18, 2006;

10.           Current Report on Form 8-K filed on June 13, 2006;

11.           Current Report on Form 8-K filed on June 16, 2006;

12.           The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 26, 2000, including any amendment or reports filed for the purpose of updating such description; and

13.           The description of the Registrant’s Stockholders Rights Plan contained in the Registrant’s registration statement on Form 8-A filed on November 15, 2002, as amended on December 30, 2003, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item. 6. Indemnification of Directors and Officers.

The Bylaws of the Registrant provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law (the “DGCL”), the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 8. Exhibits

Exhibit Number	Description of Document
4.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc.
4.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s report on Form 8-K filed with the Commission on December 21, 2005, Commission File No. 000-31161)

4.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

4.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.6

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.7

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.8

Form of common stock certificates (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages of this Registration Statement

Item 9. Undertakings

1.                                      The Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)          Any other communication that is an offer in the offering made by the Registrant to the purchaser.

2.             The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 27, 2006.

Arena Pharmaceuticals, Inc.

By:	/s/ JACK LIEF
Jack Lief, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ JACK LIEF	June 27, 2006
Jack Lief, President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ ROBERT E. HOFFMAN	June 27, 2006
Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ DOMINIC P. BEHAN	June 27, 2006
Dominic P. Behan, Ph.D., Director

By:	/s/ DONALD D. BELCHER	June 27, 2006
Donald D. Belcher, Director

By:	/s/ SCOTT H. BICE	June 27, 2006
Scott H. Bice, Director

By:	/s/ HARRY F. HIXSON, JR.	June 27, 2006
Harry F. Hixson, Jr., Ph.D., Director

By:	/s/ J. CLAYBURN LA FORCE, JR.	June 27, 2006
J. Clayburn La Force, Jr., Ph.D., Director

By:	/s/ LOUIS J. LAVIGNE, JR.	June 27, 2006
Louis J. Lavigne, Jr., Director

By:	/s/ TINA S. NOVA	June 27, 2006
Tina S. Nova, Ph.D., Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc.
4.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s report on Form 8-K filed with the Commission on December 21, 2005, Commission File No. 000-31161)

4.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

4.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.6

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.7

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.8

Form of common stock certificates (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages of this Registration Statement